Exhibit 99.8

Friedman’s Inc.
Policy Statement – Insider Trading
Adopted and Ratified: April 29, 2004

Insider Trading Laws.

     The purchase or sale of securities of Friedman’s Inc. (the “Company”) while aware of material nonpublic information about the Company, or the disclosure of material nonpublic information to others who then trade in the Company’s securities, is prohibited by the federal securities laws. In addition to the prosecution of individuals who engage in insider trading violations, federal and state securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel.

     The Company’s Board of Directors has adopted this Policy Statement to satisfy the Company’s obligation to prevent insider trading by all Company personnel and to help Company personnel avoid the severe consequences associated with violations of the insider trading laws. The Policy Statement also is intended to prevent the appearance of improper conduct on the part of anyone employed by or associated with the Company.

The Consequences.

     The consequences of an insider trading violation can be severe:

     Traders and Tippers. Company personnel (or their tippees) who trade on inside information are subject to the following penalties:

•	A civil penalty of up to three times the profit gained or loss avoided;

•	A criminal fine of up to $1,000,000 (no matter how small the profit); and

•	A jail term of up to ten years.

     A director, officer or other employee who tips information to a person who then trades is subject to the same penalties as the tippee, even if the tipper did not trade and did not profit from the tippee’s trading.

     Control Persons. The Company and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, are subject to the following penalties:

•	A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation; and

•	A criminal penalty of up to $2,500,000.

     Company-Imposed Sanctions. The failure of a director, officer or other employee to comply with the Company’s insider trading policy may subject him or her to Company-imposed sanctions, up to and including dismissal for cause, whether or not the failure to comply results in a violation of law.

Statement of Policy.

     It is the policy of the Company that no director, officer, employee or affiliated person of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1) or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends. In addition, it is the policy of the Company that no director, officer, employee or affiliated person of the Company who, in the course of working for or with the Company, learns of material nonpublic information about a subsidiary or other affiliate of the Company or a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material.

     Transactions that may be necessary or that may appear justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from the policy.

     Disclosure Of Information To Others. The Company is required under Regulation FD of the federal securities laws to avoid the selective disclosure of material nonpublic information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. You may not, therefore, disclose material information to anyone outside the Company, including family members and friends, other than in accordance with those procedures. You also may not discuss the Company or its business in an internet “chat room” or similar internet-based forum at any time.

     Material Information. Material information is any information that a reasonable investor would consider important in making a decision to buy, hold or sell securities. Any information that could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. Some examples of information that ordinarily would be regarded as material are:

•	Projections of future earnings or losses, or other earnings guidance;

•	Earnings that are inconsistent with the consensus expectations of the investment community;

•	A pending or proposed merger, acquisition or tender offer;

•	A pending or proposed acquisition or disposition of a significant asset;

•	The gain or loss of a significant customer or supplier;

•	Comparable store sales data;

•	Sales and credit data;

•	Plans for store growth or contraction;

•	Significant legal, regulatory or legislative developments affecting the Company;

•	A change in senior management;

•	A change in dividend policy or the declaration of a stock split;

•	An offering of additional securities; and

•	The existence of severe liquidity problems or impending bankruptcy.

     When Information is “Public.” If you are aware of material nonpublic information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release, webcast conference or an SEC filing) and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until after the second full business day after the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in the Company’s securities until Thursday. If an announcement were made on a Friday, Wednesday generally would be the first eligible trading day.

     Transactions by Family Members. The insider trading policy also applies to your family members who reside with you, anyone else who lives in your household and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in the Company’s securities.

     Twenty-Twenty Hindsight. Before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight.

     Transactions Under Company Plans.

      Stock Option Plan. The Company’s insider trading policy does not apply to the exercise of an employee stock option or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option or to any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

      401(k) Plan. The Company’s insider trading policy does not apply to purchases of Company stock in the 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. The policy does apply, however, to certain elections you may make under the 401(k) plan, including (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund, (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund, (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance, and (d) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund.

      Employee Stock Purchase Plan. The Company’s insider trading policy does not apply to purchases of Company stock in the employee stock purchase plan resulting from your periodic contribution of money to the plan pursuant to the election you made at the time of your enrollment in the plan. The policy also does not apply to purchases of Company stock resulting from lump sum contributions to the plan, provided that you elected to participate by lump-sum payment at the beginning of the applicable enrollment period. The policy does apply to your election to participate in the plan for any subsequent enrollment period and to your sales of Company stock purchased pursuant to the plan at any time.

      Dividend Reinvestment Plan. The Company’s insider trading policy does not apply to purchases of Company stock under the Company’s dividend reinvestment plan resulting from your reinvestment of dividends paid on Company securities. The policy does apply, however, to voluntary purchases of Company stock resulting from additional contributions you choose to make to the plan and to your election to participate in the plan or increase your level of participation in the plan. The policy also applies to your sale of any Company stock purchased pursuant to the plan.

     Additional Prohibited Transactions. The Company considers it improper and inappropriate for any director, officer, employee or affiliated person of the Company to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that directors, officers, employees or affiliated persons may not engage in any of the following transactions:

      Short-term Trading. Short-term trading of the Company’s securities by a director, officer, employee or affiliated person may be distracting to him or her and may unduly focus him or her on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. Any director, officer, employee or affiliated person of the Company who purchases Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase.

      Short Sales. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. Accordingly, short sales of the

Company’s securities are prohibited by this Policy Statement. In addition, Section 16(c) of the Securities Exchange Act of 1934 prohibits directors and officers from engaging in short sales.

      Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that the director, officer, employee or affiliated person is trading based on inside information. Transactions in options also may focus the person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy Statement. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”)

      Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer, employee or affiliated person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Company’s other stockholders. Therefore, the Company strongly discourages you from engaging in such transactions. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Company’s Chief Financial Officer. Any request for pre-clearance of a hedging or similar arrangement must be submitted in writing to the Chief Financial Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Any such request will also be reviewed by the Company’s Chief Executive Officer and any approval of the proposed transaction must be in a writing executed by the Company’s Chief Financial Officer.

      Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers, employees and affiliated persons discouraged from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Any person who has or desires to pledge Company securities as collateral for a loan must advise the Company’s Chief Financial Officer as to the nature and extent of the pledge so that the Company can monitor the issues in that regard.

     Post-Termination Transactions. The Company’s insider trading policy continues to apply to your transactions in Company securities even after you have terminated employment. If you are in possession of material nonpublic information when your employment terminates, you may not trade in Company securities until that information has become public or is no longer material.

Company Assistance

     Any person who has a question about this Statement of Policy or its application to any proposed transaction may obtain additional guidance from the Chief Financial Officer of the Company. Ultimately, however, the responsibility for adhering to this Statement of Policy and avoiding unlawful transactions rests with the individual director, officer, employee or affiliated person.